Exhibit 10.11

AMENDMENT TO PROMISSORY NOTE

This AMENDMENT TO PROMISSORY NOTE (the “Amendment”) is dated as of November 9, 2004, and is entered into by and between EDWARD DALLIN BAGLEY (referred to herein as the “Holder,” at its address at 2350 Oakhill Drive, Salt Lake City, Utah, 84121), and UCN, INC. (a Delaware corporation formerly known as Buyers United, Inc., and referred to herein as the “Maker”).

WITNESSETH

WHEREAS, Holder and Maker have heretofore entered in that certain Promissory Note dated December 1, 2002 (the “Note”); and

WHEREAS, Holder and Maker each desire to modify one of the provisions of the Note, and to otherwise ratify and affirm all other terms and provisions of such Note.

AGREEMENT

NOW, THEREFORE, THIS AMENDMENT is being executed by the parties in order to memorialize the intentions of the parties.

Section 1. Payments. Interest payments shall continue to be paid monthly. The principal amount and accrued interest, if any, on this Note shall be due and payable on January 5, 2006.

Section 2. Other Terms and Provisions of the Note. Except as amended in Section 1 above, all terms and provisions of the Note remain unmodified and in full force and effect.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed in its name and on its behalf as of the day and year first above written.

UCN, INC.

By:	/s/ Theodore Stern	/s/ Edward Dallin Bagley
	Theodore Stern, Chief Executive Officer	Edward Dallin Bagley